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                                                                   EXHIBIT 10.10
                            AMENDMENT TO DEBENTURES
                            -----------------------


          THIS AMENDMENT TO DEBENTURES is effective this 20/th/ day of December, 2000 by and between Rich Coast Inc. (the "Company") and Trans National Holding Ltd. (the "Debenture Holder").

                                   RECITALS
                                   --------

          A. Debenture Holder entered into an agreement to purchase all of the 8% Convertible Debentures due June 11, 2003 issued by the Company (the "Debentures").

          B. Effective upon final closing of the sale and release of the original Debentures to the Debenture Holder (or replacement Debentures in the name of Debenture Holder in the event the original Debentures cannot be located), the Debenture Holder and the Company desire to amend the terms of the Debentures.

                                   AMENDMENT
                                   ---------

          1. Effective upon release of the original Debentures (or replacement Debentures) to the Debenture Holder, the terms of the Debentures hereby are amended to delete paragraph 6 of the Debentures. (See paragraph 6 attached.)
          2. Debenture Holder agrees to not initiate any action with respect to declaring the Debentures in default prior to December 31, 2001.
          3. If the final closing does not occur and the original Debentures (or replacement Debentures) are not released to Debenture Holder, then this Amendment shall be null and void.
          4. This Amendment may be executed in counterparts, each of which when taken together constitute the same document. Facsimile signatures are given the same force and effect as original signatures.

RICH COAST INC.                                      TRANS NATIONAL HOLDING LTD.


By:/s/ Robert Truxell                                By: /s/
   ---------------------------                          ----------------------
Title: Chairman of the Board                         Title: Director
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                  Paragraph 6 from 8% Convertible Debentures
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          Except in the case of Mandatory Conversion, in no event shall the
Holder be entitled to convert that amount of the Debenture in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed to be beneficially owned through the ownership of the unconverted portion of the Debentures), and (2) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence.